Exhibit 99.1

Digimarc Corporation To Acquire Product Cloud Company EVRYTHNG Limited

Digimarc and EVRYTHNG unite the world’s most powerful product identification engine with the industry’s most advanced product intelligence cloud platform

BEAVERTON, Ore. – November 15, 2021 – Digimarc Corporation (NASDAQ: DMRC), creator of Digimarc watermarks that are driving the next generation of digital identification and detection-based solutions, announced today it entered into a definitive agreement to acquire the Product Cloud company EVRYTHNG Limited in a stock transaction.

“This acquisition allows us to provide a complete solution set to our customers,” explains Digimarc CEO Riley McCormack. “The best determinant of a technology product’s value is how much of the customer’s problem it can solve. By combining Digimarc’s unique and advanced means of identification with the pioneer and most advanced supplier of product item business intelligence using any means of identification, we are now uniquely positioned to unlock additional solutions for our customers and enhance their Digimarc journey.”

EVRYTHNG is the market leader and pioneered the Product Cloud category, linking every product item to its Active Digital Identity™ on the web and joining-up product data across the value chain for visibility, validation, real time intelligence, and connection with people.

From enabling more sustainable, more transparent, and more secure supply chains to empowering consumers to verify the authenticity of products and recyclability of their packaging, combining Digimarc’s unique means of identification with the EVRYTHNG Product Cloud® makes it possible to gather and apply traceability data from across the product lifecycle, unlocking end-to-end visibility and authenticity through item-level, real-time intelligence and analytics.

“Not only are our product solutions and technology competencies directly complementary and naturally connected,” explains EVRYTHNG CEO & Co-founder Niall Murphy, “but our company values and cultures are deeply aligned, with a focus on executing as a team, committing to audacious goals, and genuine innovation with exceptional talent. We’re excited to join the Digimarc team to meet important customer needs with product data driven solutions.”

The acquisition expands the geographic footprint for both companies. EVRYTHNG, based in London with offices in New York, Beijing, Minsk, and Lausanne is finding much success in North America. Conversely, Digimarc, based in the Portland, Oregon area, has a growing customer base across Europe.

Details Regarding the Proposed Acquisition

Digimarc will acquire EVRYTHNG for shares of Digimarc common stock. The proposed transaction is subject to the satisfaction or waiver of certain closing conditions and is expected to close in January 2022.

Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Digimarc with the Securities and Exchange Commission.

Forward Looking Statements

This press release may be deemed to contain forward-looking statements relating to Digimarc’s expectations, plans, and prospects, including expectations relating to the benefits that may be derived from the transaction. These forward-looking statements are based upon the current expectations of Digimarc’s management as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, risks related to conditions to the closing of the acquisition that may not be satisfied, the potential impact on Digimarc’s business due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement between the parties, changes to EVRYTHNG’s financial condition (including any unknown or unexpected liabilities), risks related to the integration of the companies, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. The forward-looking statements included herein are made only as of the date hereof, and Digimarc undertakes no obligation to revise or update any forward-looking statements for any reason.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer and leader in digital watermarking solutions and the automatic identification of media, including packaging, commercial print, and digital images. Digimarc helps customers drive efficiency, accuracy and security across physical and digital supply chains. Visit www.digimarc.com and follow us on LinkedIn and Twitter to learn more.

About EVRYTHNG

The EVRYTHNG Product Cloud® helps global consumer product brands run their businesses differently by knowing what their products know. The EVRYTHNG Product Cloud® links every product item to its Active Digital Identity™ on the web—joining-up product data at every point in the value chain for visibility, validation and real-time intelligence and to connect with people. EVRYTHNG is a World Economic Forum Global Innovator. Its founders originated the Web of Things. Learn more at EVRYTHNG.com and @EVRYTHNG.

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Company contact:

Lara Burhenn

Lara.Burhenn@digimarc.com

+1 503-469-4704